UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 7, 2010

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.  Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets

On April 1, 2010, Evergreen Energy, Inc. (“Evergreen”) announced the completion of the sale of its subsidiary Buckeye Industrial Mining Co. (“Buckeye”), pursuant to the Asset Purchase Agreement dated March 11, 2010 with Rosebud Mining Company (“Rosebud”).  Rosebud acquired the assets primarily related to the mining operations of Buckeye for a purchase price of $32.9 million, including the release of $5.0 million of cash reclamation bonds.  Approximately $19 million of the proceeds of this transaction were used to retire the outstanding 2009 convertible notes (the “2009 Notes”) in full, including fees and accrued interest.

Subsequent to the closing of the Buckeye sale and payment of the 2009 Notes, certain holders of our outstanding 2007 Convertible Notes commenced litigation against Buckeye and the holders of the 2009 Notes, AQR Absolute Return Master Account L.P., et al., v. Centurion Credit Funding LLC, Level 3 Capital Fund, LP, Buckeye Industrial Mining Company, et al., Case No. 10CV340 (Ct. Com. Pl. Columbiana County, OH).  The litigation seeks: (i) to void all obligations of Buckeye with respect to the 2009 Notes, including the security interests granted in connection therewith, (ii) to enjoin Buckeye from paying the 2009 Notes with the proceeds of the sale of Buckeye’s assets; and (ii) to enjoin Buckeye from transferring any of its assets to a third party.   The court has issued a temporary restraining order that limits our ability to utilize, for working capital or other purposes, the portion of the proceeds which Evergreen received at the time of the closing ( i.e., the net proceeds following the payment of the 2009 Notes and closing fees and expenses).  We believe that Buckeye has meritorious defenses to the allegations contained within this compliant and the remedies sought by the plaintiffs.  According, we are vigorously defending this litigation.

The information in this report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Pro Forma Financial Information.  As permitted by Item 9.01(b)(2) of Form 8-K, Evergreen will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: April 7, 2010	By: /s/Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer